   As filed with the Securities and Exchange Commission on December 31, 1997

                                                    Registration No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                             --------------------
                                   Form S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                             --------------------
                           BAXTER INTERNATIONAL INC.
            (Exact name of Registrant as specified in its charter)

        Delaware                                       36-0781620
(State of incorporation)                   (I.R.S. Employer Identification No.)

                              One Baxter Parkway
                           Deerfield, Illinois 60015
                   (Address of principal executive offices)

                 BAXTER HEALTHCARE CORPORATION OF PUERTO RICO
                          SAVINGS AND INVESTMENT PLAN

                           (Full title of the Plan)

                                Jan Stern Reed
                               Corporate Counsel
                           Baxter International Inc.
                              One Baxter Parkway
                           Deerfield, Illinois 60015
                                (847) 948-2000
           (Name, address and telephone number of agent for service)


                        CALCULATION OF REGISTRATION FEE

 -----------------------------------------------------------------------------------------------------------------------
                                                  Proposed maximum         Proposed maximum
Titles of securities         Amount to be         offering price per       aggregate offering          Amount of
to be registered             registered           share                    price                       registration fee

Common Stock
$1.00 par value/1/           25,000 shares        $48.15625/2/             $1,203,907.00               $356.00
-----------------------------------------------------------------------------------------------------------------------


/1/ Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

/2/ Computed pursuant to Rule 457(c) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Common Stock for December 29, 1997, as reported by The Wall Street Journal under New York Stock Exchange Composite Transactions. This Registration Statement also covers Common Stock of the Registrant to be issued pursuant to the anti-dilution provisions of the Plan.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.   Plan Information;       Item 2.  Registrant Information and Employee
          ----------------                 -----------------------------------
          Plan Annual Information.
          -----------------------

          The documents containing the information required by these items will be given to employees participating in the Baxter Healthcare Corporation of Puerto Rico Savings and Investment Plan (the "Plan") and are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of the Registration Statement or as an exhibit thereto.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          Baxter International Inc. (the "Registrant") incorporates herein by reference the following documents, as filed with the Securities and Exchange Commission (the "Commission"):

          (i) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996;

          (ii) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

          (iii) the Registrant's current reports on Form 8-K filed on January 25, 1997 and March 18, 1997;

          (iv) the descriptions of the Registrant's Common Stock which are contained in the registration statements filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such descriptions; and

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment, which indicates that all of the securities offered hereby have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

Item 4.   Description of Securities.
          -------------------------

          The Registrant's Common Stock is registered under Section 12 of the Exchange Act. The Registrant also has Common Share Purchase Rights which are registered under the Exchange Act and which automatically trade at this time with the Common Stock.

Item 5.   Interests of Named Experts and Counsel.
          ---------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          Section 145 of the Delaware General Corporation Law ("DGCL") provides that the Registrant may, and in some circumstances must, indemnify the directors and officers of the Registrant against liabilities and expenses incurred by any such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions therein set forth. The Registrant's Restated Certificate of Incorporation provides for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent permitted by law.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not applicable.

Item 8.   Exhibits.
          --------

        Exhibit Number                           Description
        --------------                           -----------
             4.1                Summary Plan Description for the Baxter
                                Healthcare Corporation of Puerto Rico Savings
                                and Investment Plan

             5 The Registrant hereby undertakes that it: (i) will submit or has submitted the Plan and any amendment thereto to the Internal Revenue
                                Service ("IRS") in a timely manner and (ii) has made or will make all changes required by the IRS in order to qualify the Plan.

             15                 Awareness of Price Waterhouse LLP

             23                 Consent of Price Waterhouse LLP

             24 Powers of Attorney of officers/directors of the Registrant

Item 9.   Undertakings.
          ------------

          (a)  The Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant and the Plan further undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the Plan's Annual Report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     THE REGISTRANT Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on December 31, 1997.

                                     BAXTER INTERNATIONAL INC.
                                             (Registrant)

                                     By: /s/ Vernon R. Loucks Jr.
                                        ------------------------------------

                                     Its: Chairman of the Board of Directors
                                          and Chief Executive Officer
                                          ----------------------------------


          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                                                Title                             Date
                                                 Chairman of the Board of
/s/ Vernon R. Loucks Jr.                         Directors, Principal                  December 31, 1997
---------------------------------------------    Executive Officer and                 -----------------
Vernon R. Loucks Jr.                             Director



/s/ Harry M. Jansen Kraemer, Jr.                 President and Director                December 31, 1997
---------------------------------------------                                          -----------------
Harry M. Jansen Kraemer, Jr.

/s/ Brian P. Anderson                            Principal Financial Officer
---------------------------------------------    and Principal Accounting              December 31, 1997
Brian P. Anderson                                Officer                               -----------------

Walter E. Boomer                      Director
John W. Colloton*                     Director
Susan Crown                           Director
Pei-yuan Chia*                        Director
Mary Johnston Evans*                  Director
Frank R. Frame                        Director
Martha R. Ingram                      Director
Arnold J. Levine*                     Director
Monroe E. Trout, M.D.*                Director
Reed V. Tuckson, M.D.                 Director
Fred L. Turner                        Director; and
George C. St. Laurent, Jr.*           Director


*/s/ Harry M. Jansen Kraemer, Jr.               Date:  December 31, 1997
---------------------------------                      ------------------------
By:  Harry M. Jansen Kraemer, Jr.
     (attorney-in-fact)


     THE PLAN Pursuant to the requirements of the Securities Act of 1933, the trustees have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on December 31, 1997.


                              STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE

                              By: /s/ David B. Hill
                              --------------------------------

                              Its: Vice President
                              -------------------------------



                              BANCO POPULAR DE PUERTO RICO, AS TRUSTEE

                              By: /s/ Luis C. Fernandez
                              --------------------------------

                              Its: Vice President
                              -------------------------------

                               INDEX TO EXHIBITS


        Exhibit Number                           Description
        --------------                           -----------
             4.1                Summary Plan Description for the Baxter
                                Healthcare Corporation of Puerto Rico Savings
                                and Investment Plan

             15                 Awareness of Price Waterhouse LLP

             23                 Consent of Price Waterhouse LLP

             24 Powers of Attorney of officers/directors of the Registrant